UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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GB&T Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GB&T BANCSHARES, INC.
500 Jesse Jewell Parkway, S.E.
Gainesville, Georgia  30501

April 18, 2007

Dear Fellow Shareholder:

The 2007 Annual Meeting of Shareholders of GB&T Bancshares, Inc. will be held on Thursday, May 17, 2007, at 5:00 p.m. local time, at the Gainesville Civic Center located at 830 Green Street, Gainesville, Georgia for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

Enclosed with this letter is a copy of our 2006 Annual Report, a Notice of the Annual Meeting, our Proxy Statement, and a proxy card.  The Proxy Statement contains information about actions to be taken at the meeting.  We encourage you to review these materials so you will be informed about the matters that will be considered at the meeting.

To ensure that your shares are voted at the meeting, please complete, date, sign, and return the proxy card in the enclosed postage-paid envelope at your earliest convenience.  Every shareholder’s vote is important, no matter how many shares you own.

We encourage you to attend our Annual Meeting of Shareholders.  We look forward to your continued support and another good year in 2007.

Very truly yours,

Philip A. Wilheit,
Chairman of the Board of Directors

GB&T BANCSHARES, INC.
500 Jesse Jewell Parkway, S.E.
Gainesville, Georgia  30501
(770) 532-1212

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 17, 2007

The 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of GB&T Bancshares, Inc. (the “Company”) will be held at the Gainesville Civic Center located at 830 Green Street, Gainesville, Georgia, on Thursday, May 17, 2007, at 5:00 p.m., local time, for the following purposes:

1.                                       To elect 13 directors to constitute the Board of Directors to serve until the next Annual Meeting and until their successors are elected and qualified;

2.                                       To ratify the appointment of Mauldin & Jenkins, LLC as the Company’s independent registered public accounting firm (independent auditors) for the year ending December 31, 2007;

3.                                       To approve the GB&T Bancshares, Inc. 2007 Omnibus Long-Term Incentive Plan; and

4.                                       To consider such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors set March 28, 2007, as the record date for the Annual Meeting.  Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

A Proxy Statement and proxy card solicited by the Board of Directors are enclosed herewith.  Please sign, date and return the proxy card promptly in the enclosed business reply envelope.  If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

Also enclosed herewith is the Company’s 2006 Annual Report, which contains financial data and other information about the Company.

By Order of the Board of Directors

Richard A. Hunt
President and Chief Executive Officer

Gainesville, Georgia
April 18, 2007

YOUR PROXY IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD TO THE COMPANY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE.  YOUR PROXY MAY BE REVOKED, IF YOU CHOOSE, AT ANY TIME PRIOR TO THE VOTE BEING TAKEN AT THE ANNUAL MEETING.

GB&T BANCSHARES, INC.
500 Jesse Jewell Parkway, S.E.
Gainesville, Georgia  30501
(770) 532-1212

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be held on May 17, 2007

SOLICITATION OF PROXIES

This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation by the Board of Directors of GB&T Bancshares, Inc., a Georgia corporation (which we refer to as the “Company”, “we” or “us”), of proxies from the shareholders of the Company for use at the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 17, 2007, at 5:00 p.m., local time, at the Gainesville Civic Center, located at 830 Green Street, Gainesville, Georgia, or any adjournment or postponement thereof.  The Company operates through its subsidiary banks, which include Gainesville Bank & Trust, Community Trust Bank, United Bank & Trust, HomeTown Bank of Villa Rica, First National Bank of the South, First National Bank of Gwinnett, and Mountain State Bank (collectively, the “Banks”).

In addition to this solicitation by mail, the officers and employees of the Company and its subsidiaries, without additional compensation, may solicit proxies in favor of the proposals if deemed necessary, by personal contact, letter, telephone or other means of communication.  Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals.  The costs of solicitation of proxies for the Annual Meeting will be borne by the Company.  Your cooperation in promptly completing, signing and returning the enclosed proxy card will help to avoid additional expense.

At the Annual Meeting, shareholders will be asked to vote upon a proposal to elect 13 directors, who will serve a one-year term that will expire when their successors are elected and qualified at the next Annual Meeting; a proposal to approve of our independent auditors; and a proposal to approve the GB&T Bancshares, Inc. 2007 Omnibus Long-Term Incentive Plan.

This Proxy Statement and the enclosed proxy card are being mailed to the Company’s shareholders on or about April 18, 2007.

REVOCATION OF PROXIES

The enclosed proxy card is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his or her shares voted by proxy, even if he or she attends the Annual Meeting.  The Board of Directors encourages each shareholder to personally attend the Annual Meeting, even if he or she has returned a proxy, which may be revoked by attending the Annual Meeting and voting in person.  A shareholder may also revoke his or her proxy at any time before the shares it represents are voted at the Annual Meeting, by delivering either a written revocation or a duly executed proxy bearing a later date to Alan A. Wayne, Secretary, GB&T Bancshares, Inc., P.O. Box 2760,

Gainesville, Georgia 30503, or by hand-delivery to the main office of the Company at 500 Jesse Jewell Parkway, S.E., Gainesville, Georgia, to the attention of Alan A. Wayne, Secretary.

Proxies in the accompanying form, duly executed and returned to the Company, and not revoked, will be voted at the Annual Meeting unless the shareholder attends the Annual Meeting and votes in person.  Proxies received by the Company will be voted in accordance with the instructions given on the enclosed form of proxy.  If a proxy is signed and no specification is made, the shares represented by the proxy will be voted in favor of the proposals described in this Proxy Statement and in accordance with the best judgment of the persons exercising the proxy with respect to any other matters properly presented for action at the Annual Meeting or at any adjournment or postponement thereof.

VOTING AND OUTSTANDING STOCK

Only shareholders of record at the close of business on March 28, 2007, the record date, will be entitled to notice of and to vote at the Annual Meeting.  As of the record date, there were 14,173,992 shares of common stock, no par value per share, of the Company issued and outstanding.  The common stock is the only outstanding class of equity securities of the Company.

A quorum for the transaction of business at the Annual Meeting consists of the holders of the majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting present in person or represented by proxy.  Abstentions will be treated as present for purposes of determining a quorum.  Shares held by a broker as nominee (i.e., in “street name”) that are represented by proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from a beneficial owner of the shares (“broker non-votes”), will also be treated as present for quorum purposes.  Each share of common stock of the Company is entitled to one vote on each matter to come before the Annual Meeting.  The items to be voted on at this year’s Annual Meeting do not trigger any appraisal rights for dissenting shareholders.

With respect to Proposal One, the directors will be elected by the affirmative vote of a majority of the shares of common stock represented in person or by proxy, so long as a quorum is present at the meeting.  Votes that are withheld, abstentions and broker non-votes will have the same effect as a vote against the election of the proposed slate of directors.

With respect to Proposal Two, approval of our independent auditors requires the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting.  Abstentions will have the same effect as a negative vote, but broker non-votes will have no effect on the outcome of the proposal.

With respect to Proposal Three, approval of the 2007 Omnibus Long-Term Incentive Plan requires the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting.  Abstentions will have the same effect as a negative vote, but broker non-votes will have no effect on the outcome of the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the shares of the Company’s common stock owned as of February 1, 2007, (i) by each person known to the Company who beneficially owned more than 5% of the shares of the Company’s common stock, (ii) by each of the Company’s directors and the executive officers named in the Summary Compensation Table on page 30 of this Proxy Statement, and (iii) by all of the Company’s directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Lowell S. (Casey) Cagle	18,635	(3)	*
Dr. John W. Darden	136,468	(4)	*
William A. Foster, III	85,263	(5)	*
Bennie E. Hewett	118,595	(6)	*
Richard A. Hunt	135,181	(7)	*
James L. Lester	54,771	(8)	*
John E. Mansour	51,010	(9)	*
Dr. T. Alan Maxwell	71,389	(10)	*
James H. Moore	12,070	(11)	*
Samuel L. Oliver	90,227	(12)	*
Alan A. Wayne	29,963	(13)	*
Philip A. Wilheit	216,984	(14)	1.53
Anna B. Williams	43,876	(15)	*
Gregory L. Hamby	32,646	(16)	*
Dimensional Fund Advisors LP(17)	1,126,098	(17)	7.95

All directors and executive officers as a group (14 persons)	1,097,078		8.14

*Represents less than 1% of the Company’s outstanding shares.

(1)

Under the rules of the U.S. Securities and Exchange Commission (the “SEC”), a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.  A person is also deemed to be a beneficial owner of any securities that such person has the right to acquire beneficial ownership of within 60 days.  Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.  The information as to beneficial ownership has been furnished by the respective persons listed in the above table.

(2)

Based on 14,162,059 shares outstanding as of February 1, 2007.  Shares underlying outstanding stock options or warrants exercisable within 60 days of such date are deemed to be outstanding for purposes of calculating the percentage owned by such holder.

(3)	Includes currently exercisable options to purchase 9,800 shares.
(4)

Includes 14,357 shares owned by Dr. Darden’s wife, 1,037 shares held in the Company’s stock purchase plan and an aggregate of 57,524 shares which are held in two individual retirement accounts for Dr. Darden’s benefit.

(5)

Includes 27,393 shares held in an individual retirement account for Mr. Foster’s benefit and 1,110 shares held in the Company’s stock purchase plan.  Also includes currently exercisable options to purchase 9,432 shares.  32,890 shares have been pledged by Mr. Foster as security for a $500,000 loan from Community Trust Bank.  3,325 shares have been pledged as security for a $50,000 loan to an individual on which Mr. Foster is guarantor.

(6)

Includes 1,776 shares held by Mr. Hewett’s children, an aggregate of 11,939 shares held in individual retirement accounts for Mr. Hewett’s benefit, 1,030 shares held in the Company’s stock purchase plan, 49,038 shares held by Citizens Family Partnership, 7,338 shares held by Life of Georgia Credit

Reinsurance, and 39,247 shares held by Citizen Reinsurance.  Mr. Hewett shares voting power over the shares held by his children.  Mr. Hewett shares investment and voting power over the shares held by Citizens Family Partnership.  Also includes currently exercisable options to purchase 7,812 shares.

(7)

Includes 24,943 shares held in an individual retirement account for Mr. Hunt’s benefit.  Also includes currently exercisable options to purchase 22,000 shares, 2,478 shares held by his spouse and 781 shares owned jointly with his mother.

(8)

Includes 25,648 shares owned by J.L. Lester & Son and 281 shares owned by Mr. Lester and his spouse as joint tenants.  Includes 11,746 shares held in an individual retirement account for Mr. Lester’s benefit.  Also includes 2,816 shares held in the Company’s deferred compensation plan, and 1,113 shares held in the Company’s stock purchase plan.

(9)

Includes 2,760 owned jointly by Mr. Mansour and his wife in an individual retirement account, and 531 shares held by his wife in an individual retirement account.  Also includes 20,053 shares held in an individual retirement account for Mr. Mansour’s benefit.

(10)

Includes 34,433 shares held in an individual retirement account for Dr. Maxwell’s benefit, 911 shares held in the Company’s deferred compensation plan, 760 shares held in the Company’s stock purchase plan, and 2,377 shares held in an individual retirement account for his wife’s benefit.  Also includes 2,351 shares held by Dr. Maxwell’s mother, for whom he serves as co-legal guardian.

(11)

Includes 702 shares held by Mr. Moore’s wife, 1,022 shares held in the Company’s stock purchase plan and 399 shares held in an individual retirement account for Mr. Moore’s benefit.  Also includes ownership of 699 shares in the name of Sidney O. Smith, Inc., of which Mr. Moore is President and 22% owner.  Also includes currently exercisable options to purchase 3,500 shares.

(12)

Includes 15,878 shares owned by Mr. Oliver’s wife, 56,405 shares held by the Hulsey, Oliver & Mahar 401(k) Plan for the benefit of Mr. Oliver, and 312 shares held by the Hulsey & Oliver Building Company, for which Mr. Oliver is a 50% partner.

(13)

Includes 1,425 shares owned by Mr. Wayne’s wife.  Also, includes 531 shares held in an individual retirement account for Mr. Wayne’s benefit and 62 shares held in an individual retirement account for Mr. Wayne’s wife’s benefit.

(14)

Includes 15,167 shares owned by Mr. Wilheit’s wife, 7,512 shares held in an investment account, 1,035 shares held in the Company’s stock purchase plan and 5,353 shares held by the Wilheit Family Properties.  Mr. Wilheit shares investment and voting power over the shares held by Wilheit Family Properties.

(15)	Includes 12,051 shares held in an individual retirement account for Ms. Williams’s benefit.
(16)	Includes currently exercisable options to purchase 8,850 shares. Includes 312 shares which are held in an individual retirement account for Mr. Hamby’s benefit.
(17)

Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) reported on its Schedule 13G filed with the SEC on February 2, 2007, as amended on February 8, 2007, that (a) it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishing investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts, possessing investment and/or voting power over the securities of our common stock owned by those investment companies, trusts and accounts (although it disclaims beneficial ownership of such securities); and (b) its address is 1299 Ocean Avenue, Santa Monica, California 90401.

PROPOSAL ONE:
ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

The bylaws of the Company provide that the Board of Directors shall consist of not less than five nor more than 25 persons, the exact number within such minimum and maximum limits to be fixed and determined from time-to-time by resolution of a majority of the Board of Directors.  The Board of Directors may increase or decrease the number of directors by not more than two in any one year so long as such increase or decrease does not place the number of directors at less than five nor more than 25.  The Board of Directors currently consists of 13 members.  At the Annual Meeting, a shareholder cannot vote for a greater number of persons for director than the number of nominees named in this Proxy Statement, which is 13 members.

For purposes of the Annual Meeting, the directors will be elected by the affirmative vote of a majority of the shares of common stock represented in person or by proxy, so long as a quorum is present at the meeting.  A quorum is present when the holders of a majority of the shares outstanding on the record date are present at a meeting in person or are represented by proxy.  An abstention or broker non-votes will be included in determining whether a quorum is present, but will have the same effect as a vote against the proposed slate of directors.

Each proxy card executed and returned by a shareholder will be voted as specified thereon by the shareholder.  If no specification is made, the proxy will be voted for the election of the nominees named below to constitute the entire Board of Directors.  If any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors as a substitute nominee, but in no event will the proxy be voted for more than 13 substitute nominees.

The Board of Directors has nominated and recommends to the Company’s shareholders the election of each of the nominees set forth below as a director of the Company until the next Annual Meeting of Shareholders, and until his successor is duly elected and qualified.  All of the nominees are currently directors of the Company.  If any nominee is unable to serve as a director, shares represented by proxy will be voted in favor of such nominee as the Board may adopt as a substitute by majority vote of the Board.  At this time, the Board knows of no reason any nominee will be unable to serve as a director.

Set forth below are the names of each nominee for election to a term as a director and to serve until the 2008 Annual Meeting of Shareholders, and until his successor is duly elected and qualified.  It is the intention of the persons designated in the proxy card to vote for the election of the nominees listed below.

Lowell S. (Casey) Cagle	Dr. John W. Darden
William A. Foster, III	Bennie E. Hewett
Richard A. Hunt	James L. Lester
John E. Mansour	Dr. T. Alan Maxwell
James H. Moore	Samuel L. Oliver
Alan A. Wayne	Philip A. Wilheit
Anna B. Williams

The following are the names and ages of the nominees, the year each individual began continuous service as director of the Company and the business experience of each, including principal occupations, at present and for at least the past five years:

Name, Age and Term as Director	Principal Occupation for Last Five Years and Other Directorships

Lowell S. (Casey) Cagle, age 41 Director since 2004

Mr. Cagle is the owner and President of Casey Cagle Properties, LLC and is the Lieutenant Governor of Georgia. He served as Chairman of the Board of Southern Heritage Bancorp and Southern Heritage Bank from Southern Heritage’s inception in 1998 until the Company’s acquisition of Southern Heritage in 2004.

Dr. John W. Darden, age 61 Director since 1987

Dr. Darden is a retired medical doctor, having practiced surgery in Gainesville, Georgia for 25 years. In addition to serving on the Company’s board, Dr. Darden also serves as a director of Gainesville Bank & Trust.

William A. Foster, III, age 62 Director since 2001

Since 1992, Mr. Foster has served as Superior Court Judge for the Paulding Circuit, State of Georgia. On February 1, 2005, Mr. Foster became a Senior Judge of the Superior Courts of Georgia. Mr. Foster was a director of Community Trust Financial Services Corporation until that company was acquired by the Company on June 30, 2001. Mr. Foster is Chairman of the Board of Directors of Community Trust Bank, which became a subsidiary of the Company in connection with its acquisition of Community Trust Financial Services Corporation.

Bennie E. Hewett, age 68 Director since 1987

Prior to 2002, Mr. Hewett was President of Capital Loan Company of Gainesville, Inc. In addition, from 1987 until 2002, Mr. Hewett served as Chairman of the Board of Delta Management Company, a sole proprietorship, which operated a chain of consumer finance companies located in Georgia, South Carolina, Texas and Louisiana. Presently, he is president and owner of Capital Assets, Inc., which invests in real estate, media and various other ventures. In addition to serving on the Company’s board, Mr. Hewett also serves as a director of Gainesville Bank & Trust.

Richard A. Hunt, age 62 Director since 1987

Mr. Hunt is President and Chief Executive Officer of the Company, and also serves as Chief Executive Officer of Gainesville Bank & Trust, positions he has held since July 1987. Mr. Hunt also serves on the Boards of United Bank & Trust, Community Trust Bank, Gainesville Bank & Trust, HomeTown Bank of Villa Rica and Mountain State Bank.

James L. Lester, age 61 Director since 2000

Mr. Lester is President of J. L. Lester & Son, Inc., an investment company, and has been Vice President of Sales for EBY-Brown, a food distributorship, located in Rockmart, Georgia, since 1998. In addition to serving on the Company’s board, Mr. Lester also serves as a director of United Bank & Trust.

Name, Age and Term as Director	Principal Occupation for Last Five Years and Other Directorships
John E. Mansour, age 54 Director since 2005

Mr. Mansour was the Chairman of FNBG Bancshares until its merger with the Company in March of 2005. Mr. Mansour currently operates a Chevrolet dealership in Canton, Georgia. He is also the President of Berkeley Enterprises, Inc., a real estate investment company, and is an investor or partner in several other business ventures. Mr. Mansour is a registered pharmacist with a degree from the University of Georgia. In addition to serving on the Company’s board, Mr. Mansour also serves as a director and Chairman of the Board of Directors of First National Bank of Gwinnett.

Dr. T. Alan Maxwell, age 58 Director since 2003

Dr. Maxwell is the owner and President of T. Alan Maxwell, D.D.S., P.C., a general dentistry practice in Milledgeville, Georgia. He was an organizer in 1989 of First National Bank of Baldwin County, which changed its name to First National Bank of the South, and has served as a director since 1989. Dr. Maxwell became a director of the Company in connection with its acquisition of First National Bank of the South in August 2003.

James H. Moore, age 60 Director since 2003

Mr. Moore is President of Sidney O. Smith, Inc., an independent insurance agency and has been employed with Sidney O. Smith, Inc. since 1973. He is also President of Southern Premium Finance, Inc., a company that finances premiums generated by Sidney O. Smith, Inc. Mr. Moore has also served as a director of Gainesville Bank & Trust since June 1998.

Samuel L. Oliver, age 64 Director since 1987

Mr. Oliver is Vice Chairman of the Company and a director and the Vice Chairman of Gainesville Bank & Trust. He is a practicing attorney and partner in the law firm of Hulsey, Oliver & Mahar, LLP, which has served as legal counsel to the Company since its organization. Mr. Oliver has been a member of Hulsey, Oliver & Mahar, LLP since 1969.

Alan A. Wayne, age 64 Director since 1992

Mr. Wayne is Secretary of the Company and a director and the Secretary of Gainesville Bank & Trust. Mr. Wayne is a partner in Wayne Co. Development, the President of Wayne Brothers, Inc. and the President of Chattahoochee Parks, Inc. All are commercial real estate development companies. Mr. Wayne has held positions with these businesses or their predecessors for more than five years.

Anna B. Williams, age 64 Director since 2006

Ms. Williams was an Organizing director of Mountain State Bank and has served as Vice Chair of the Board of Directors of that bank since 2002. Ms. Williams is a certified public accountant and is founder of Anna B. Williams, P.C., a business and tax-consulting firm specializing in estate planning and tax-advisory services. Ms. Williams is a member of The Maverick Group, LLC, a residential builder in metro Atlanta, and also a member of the Atlanta Estate Planning Council.

Philip A. Wilheit, age 62 Director since 1987

Mr. Wilheit is Chairman of the Board of Directors of the Company and of Gainesville Bank & Trust. Mr. Wilheit has served as President of Wilheit Packaging, LLC, a distributor of packaging material and paper-related products since 1999. Mr. Wilheit also serves as President of Marketing Images, a corrugated paper products company.

The following family relationships exist between certain directors, executive officers or nominees for director of the Company or any of its subsidiaries:

•                  Alan Wayne is the first cousin of Scott Wayne, who is Senior Vice President of Gainesville Bank & Trust and President of the Bank of Athens division of Gainesville Bank & Trust.

•                  Alan Wayne is the first cousin of Eddie Wayne, who is Senior Vice President and Corporate Lending Officer of Mountain State Bank.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE NOMINEES LISTED IN PROPOSAL ONE FOR ELECTION TO THE BOARD OF DIRECTORS.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF MAULDIN & JENKINS, LLC
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(INDEPENDENT AUDITORS)
(Item 2 on the Proxy Card)

At its March 14, 2007 meeting, the Audit Committee recommended and approved the appointment of Mauldin & Jenkins, LLC (“M&J”) as the Company’s independent public accountants (independent auditors) to examine the consolidated financial statements of the Company for the year ending December 31, 2007.  The company is seeking the shareholders’ ratification of such action.

M&J representatives will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

In the event the shareholders fail to ratify the selection of M&J, the Board will reconsider its selection. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a different independent auditor at any time during the fiscal year if the Board believes that such a change would be in our and our shareholders’ best interests.

Fees

The fees billed by M&J for fiscal years ended December 31, 2005 and 2006 were as follows:

	2005	2006
Audit fees(1)	$316,798	$363,033
Audit related fees(2)	$13,980	$14,710
Tax fees(3)	$19,038	$29,198
All other fees(4)	—	—

(1)

Includes professional services rendered for the audit of the Company’s financial statements for the fiscal year and the reviews of the Company’s financial statements included in the Company’s Forms 10-Q filed during such fiscal year. Audit fees include attendance at Audit Committee meetings related to the audit or review, and consultation on audit and accounting matters arising during the course of such services, audit committee and management letter communications related to the audit or reviews. Audit fees also include fees for services provided in connection with regulatory filings, consents, and assistance with and review of documents filed with the SEC, as well as review and assistance with Form S-4 filings related to the acquisition of Mountain Bancshares, Inc.

(2)

Audit-related fees were in connection with consultations concerning financial accounting and reporting standards, audits of employee benefit plans, Federal Home Loan Bank agreed-upon procedures, and services performed in connection with mergers or acquisitions.

(3)

Tax fees included fees for tax compliance, tax planning, tax advice, preparation of original and amended tax returns, claims for refunds, tax advice related to mergers and acquisitions, benefit plan tax preparation, requests for rulings or technical advice from taxing authorities, and preparation of short-period tax returns related to Mountain Bancshares, Inc.

(4)	No fees were paid for services provided by M&J during 2005 and 2006 other than those described above.

Audit Committee Pre-Approval Policy

Pursuant to the terms of the Company’s Audit Committee charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent accountants.  The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services does not impair the accountants’ independence.

THE BOARD OF DIRECTORS RECOMMENDS TO THE COMPANY’S SHAREHOLDERS A
VOTE “FOR” THIS PROPOSAL.

PROPOSAL THREE:
APPROVAL OF THE GB&T BANCSHARES, INC.
2007 OMNIBUS LONG-TERM INCENTIVE PLAN
(Item 3 on the Proxy Card)

Our Board of Directors has approved and recommends that you approve the GB&T Bancshares, Inc. 2007 Omnibus Long-Term Incentive Plan (the “2007 Incentive Plan”).  The Board deemed it to be in the Company’s best interest to adopt the 2007 Incentive Plan in order to give us the ability to grant stock-based and performance-based incentive awards to our officers and others who provide substantial services to us or our subsidiaries. The awards permitted by the 2007 Incentive Plan are designed to motivate and reward officers and key contributors for outstanding service and to aid us in attracting and retaining such persons, and therefore, serve to advance both the Company’s and shareholders’ interests. Further, allowing such persons to acquire and increase their ownership interest in us, and basing awards on performance factors, should help promote the creation of long-term shareholder value by aligning participants’ interests with the interests of our shareholders.

Even if the 2007 Incentive Plan is approved by shareholders, we may continue to issue the awards remaining available for issuance under the current GB&T Bancshares, Inc. 1997 Incentive Plan (the “1997 Incentive Plan”).  Additionally, all options previously issued under the 1997 Incentive Plan will continue to remain outstanding in accordance with their terms.  Currently, the total number of shares issuable under the 1997 Incentive Plan is not to exceed 2,000,000 shares of our common stock.  To date, we have 174,218 unused shares of common stock available under the 1997 Incentive Plan.  The 2007 Incentive Plan would allow us to issue an additional 1,000,000 shares.  Consequently, upon adoption of the 2007 Incentive Plan, the Company will be able to grant options and other awards amounting to an aggregate of 1,174,218 shares of common stock.

Approval of the 2007 Incentive Plan by the shareholders is intended, among other things, to qualify stock incentive awards under the 2007 Incentive Plan to certain of our officers as “performance-based compensation,” which is not subject to the limits on deductibility of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), as described further below, and to enable us to issue incentive stock options under Section 422 of the Internal Revenue Code.  In addition, the Nasdaq Stock Market (Nasdaq Global Select Market), on which the Company’s common stock is listed, requires shareholder approval of the 2007 Incentive Plan.

A summary of the 2007 Incentive Plan appears below.  This summary is qualified in its entirety by reference to the full text of the 2007 Incentive Plan, which is attached as Appendix A to this proxy statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE GB&T BANCSHARES, INC. 2007 OMNIBUS LONG-TERM INCENTIVE PLAN.

Description of the 2007 Incentive Plan

The material features of the 2007 Incentive Plan are outlined below.

Types of Awards.  The 2007 Incentive Plan provides for the granting of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock units, deferred stock units, stock appreciation rights (“SARs”), performance awards, performance-based cash awards, dividend equivalents, and qualified stock based awards (collectively, the “awards”) to our officers, directors and key employees to purchase shares of common stock.  As of March 31, 2007, approximately 95 individuals held options to purchase common stock granted under the 1997 Incentive Plan.

Unless and until the Compensation Committee or other committee that administers the 2007 Incentive Plan (the “2007 Plan Committee”) determines that an award is not designed to comply with the performance-based exception under Section 162(m) of the Internal Revenue Code, the maximum number of shares that may be awarded to any individual in any 12-month period pursuant to stock options will be 100,000 shares.  The maximum number of shares that may be awarded to any individual in any one 12-month period pursuant to SARs will be 100,000 shares.  The maximum number of shares underlying of awards of restricted stock or restricted stock units under the 2007 Incentive Plan in any 12-month period to any one participant will be 100,000 shares, and the maximum aggregate payout to any individual in any one year as performance-based cash awards will be limited to $500,000.

Purpose.  The 2007 Incentive Plan is designed to promote the success and enhance the value of the Company, by linking the personal interests of employees, officers and directors to those of Company shareholders and by providing such persons with an incentive for outstanding performance.  The 2007 Incentive Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Administration.  The 2007 Incentive Plan will be administered by the 2007 Plan Committee, which will be a committee of our Board of Directors that consists of at least two independent, “non-employee” directors, or by the Board of Directors as a whole, in its discretion.  Initially and for an indefinite period of time, our Compensation Committee will serve as the 2007 Plan Committee.  Subject to any general guidelines established by our board, the determinations of the 2007 Plan Committee will be made in accordance with their judgment as to the best interest of the Company and its shareholders.  Determinations, interpretations or other actions made or taken by the 2007 Plan Committee pursuant to the provisions of the 2007 Incentive Plan will be final and binding for all purposes and upon all participants.

Incentive Stock Options.  The incentive stock options granted under the 2007 Incentive Plan may be exercised as provided in the individual award agreements, but in no event later than 10 years from the date of grant.  The purchase price per share of common stock purchasable under any incentive stock option may not be less than 100% of the fair market value of the shares on the date the option is granted.

Nonqualified Stock Options.  The nonqualified stock options granted under the 2007 Incentive Plan may be exercised as provided in the individual award agreements, but in no event later than 10 years from the date of grant.  The purchase price per share of common stock purchasable under any nonqualified stock option is such price as is fixed by the 2007 Plan Committee, but any such purchase price will not be less than will not be less than 100% of the fair market value of our common stock on the date of grant.  The 2007 Plan Committee will have the right to determine at the time an option is granted whether shares issued upon exercise of a nonqualified stock option will be subject to restrictions, and if so, the nature of the restrictions.

Stock Appreciation Rights.  Upon the exercise of a SAR, the holder will be entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares over the base price of the SAR.  The base price (which may not be less than the fair market value of the shares on the date of grant) and other terms of the SAR will be determined by the 2007 Plan Committee.

Restricted Stock.  Restricted stock consists of stock issued or transferred under the 2007 Incentive Plan at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus.  Participants are entitled to all dividends paid with respect to restricted stock during the period which the sale of such stock is restricted and will not be required to return any such dividends to the Company in the event of the forfeiture of the restricted stock.

Restricted Stock Units.  Restricted Stock Units consist of rights granted to a participant to receive shares of common stock, or the equivalent value in cash or other property, in the future subject to certain restrictions and to risk of forfeiture.

Deferred Stock Units.  Deferred Stock Units consist of a right granted to a participant to receive shares of common stock, or the equivalent value in cash or other property, at a future time as determined by the Compensation Committee or by the participant in the case of voluntary deferral elections, which may be subject to certain restrictions but is not subject to risk of forfeiture.

Performance Awards.  Performance awards consist of stock or cash to be issued without payment therefor, if the performance goals established by the 2007 Plan Committee are achieved during the applicable performance period.  The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee.  Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the participant, an affiliate or a division, region, department or function within the Company or an Affiliate.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate.  Actual payment of the performance award earned shall be in cash or in stock or in combination of both, in a single sum or in periodic installments, as determined by the Committee.

Dividend Equivalents.  Dividend Equivalents consist of the right of a participant to receive payments equal to dividends with respect to all or a portion of the number of shares subject to an option or SAR, as determined by the Committee.

Adjustments and Amendments of the 2007 Incentive Plan.  Adjustments in the 2007 Incentive Plan and in outstanding options will be made to reflect stock dividends, recapitalizations and similar events.  The Board of Directors has the right to amend or terminate the 2007 Incentive Plan at any time; provided, however, that unless first duly approved by the holders of Company common stock entitled to vote on such matter, no amendment or change may be made in the 2007 Incentive Plan: (1) increasing the total number of shares that may be issued under the 2007 Incentive Plan or increasing the amount of type of awards that may be granted under the 2007 Incentive Plan; (2) changing the minimum purchase price of shares of common stock which may be made subject to awards under the 2007 Incentive Plan; or (3) changing the eligibility requirements.

Change in Control.  The 2007 Incentive Plan provides that unless otherwise indicated by the terms of a separate agreement, in the event of a change of control of the Company, the options, SARs, and other awards in the nature of rights shall become fully exercisable, and all time-based vesting restrictions on outstanding awards shall lapse.  A change in control also deems the target payout opportunities attainable under all outstanding performance-based awards to have been fully earned as of the date of the change in control, and for the participants to receive a pro-rata payout.

A “change in control” is deemed to have occurred at the closing of any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition of beneficial ownership of 50% or more of the outstanding shares of common stock of the Company by any person or entity or any group or, at the closing of any sale of all or substantially all of the assets of the Company.

Non-Assignability of Awards.  Except as permitted by the Compensation Committee, no award may be assigned or transferred by the recipient, except by will or by the laws of descent and distribution and are exercisable, during the participant’s lifetime, only by the participant.

Certain Federal Income Tax Consequences.  The following discussion is designed to provide a summary of the material tax consequences with respect to awards granted under the 2007 Incentive Plan as of the date of this proxy statement.  In addition to the tax consequences described below, (1) officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), may be subject to special rules regarding the income tax consequences concerning their incentive stock options; nonqualified stock options and restricted shares and (2) any entitlement to a tax deduction on the part of the Company is subject to the applicable Federal tax rules, including, those relating to the $1 million limitation on deductible compensation.  The 2007 Incentive Plan will not be subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended.  The 2007 Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code.

•                  Incentive Stock Options.  Certain options granted or that may be granted under the 2007 Incentive Plan will be incentive stock options as defined in the Internal Revenue Code, provided that such options satisfy the requirements under the Internal Revenue Code applicable to incentive stock options.  In general, neither the grant nor the exercise of any incentive stock option will result in taxable income to the optionee or a deduction to the Company.  The sale of common stock received upon the exercise of an option which satisfies all the requirements of an incentive stock option, as well as the holding period requirement described below, will result in a long term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the option price and will not result in a tax deduction to the Company.  The exercise of an incentive stock option may have implications in the computation of the optionee’s alternative minimum tax.  To receive capital gain or loss treatment upon the disposition of common stock acquired through exercise of an incentive stock option, the optionee must not dispose of the common stock purchased pursuant to the exercise of an incentive stock option within two years after the option is granted and must hold such common stock for at least one year after the transfer of such common stock to the optionee.

If all requirements for incentive stock option treatment other than the holding period rules are satisfied, the recognition of income by the optionee is deferred until disposition of the common stock, but, in general, any gain in an amount equal to the lesser of (1) the fair market value of the common stock on the date of exercise minus the option price or (2) the amount realized on the disposition minus the option price is treated as ordinary income.  Any remaining gain is treated as long-term or short-term capital gain depending on the optionee’s holding period for the stock that has been sold.  The Company will generally be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee.

The 2007 Incentive Plan provides that an optionee may pay for common stock received upon the exercise of an option (including an incentive stock option) with other shares of common stock.  In general, an optionee’s transfer of stock acquired pursuant to the exercise of an incentive stock option to acquire other stock in connection with the exercise of an incentive stock option may result in ordinary income if the transferred stock has not met the minimum statutory holding period necessary for favorable tax treatment as an incentive stock option.  For example, if an optionee exercises an incentive stock option and uses the stock so acquired to exercise another incentive stock option within the two-year or one-year holding periods discussed above, the optionee may realize ordinary income under the rules summarized above.

•                  Nonqualified Stock Option.  An optionee will realize no taxable income upon the grant of a non-qualified stock option and the Company will not receive a deduction at the time of such grant unless the option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant.  Upon exercise of a non-qualified stock option, the optionee generally will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price.  Upon a subsequent sale of the common stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the common stock.  The Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

•                  SARs.  Generally, no Federal income tax consequences are incurred by the Company or the holder at the time a SAR is granted pursuant to the 2007 Incentive Plan.  However, upon the exercise of a SAR, the holder will generally realize ordinary income for Federal income tax purposes equal to the amount of cash of the value of property received by him or her.  The Company generally will be entitled at such time to a deduction for Federal income tax purposes in the same amount realized as ordinary income.  If a holder of a SAR receives common stock upon the exercise of such right and subsequently disposes of such common stock, any gain or loss realized upon the sale will be either long-term or short-term capital gain or loss, depending on the holder’s holding period for the common stock that has been sold.

•                  Restricted Stock Awards.  The Federal income tax consequences of a restricted stock award granted under the 2007 Incentive Plan will depend, in large measure, on the restriction placed on the stock.  In general, if the stock is “not transferable” and subject to a “substantial risk of forfeiture,” then, unless the recipient makes an 83(b) election, he or she will recognize ordinary income equal to the fair market value of the stock in the year the stock is either transferable or not subject to a substantial risk of forfeiture over the price, if any, paid for the stock.  If the recipient makes an 83(b) election, he or she will recognize ordinary income equal to the fair market value of the stock at the time of the award over the price, if any, paid for the stock.  Any gain or loss on a subsequent sale of the stock will be his or her long-term or short-term capital gain or loss depending on the recipient’s holding period for the stock.  The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the recipient.

New Plan Benefits

Awards under the 2007 Incentive Plan are based upon the Company’s performance.  Accordingly, future awards under the 2007 Incentive Plan are not determinable at this time.  Reference is made to the sections captioned “Summary Compensation Table,” “Grants of Plan-Based Awards in 2006,” “Outstanding Equity Awards” and “Option Exercises and Stock Vested” for detailed information on stock incentive awards and exercises of such awards by certain executive officers under the 1997 Incentive Plan.

Market Price of the Common Stock

As of March 30, 2007, the fair market value of the common stock underlying options and other awards that may be granted pursuant to the 2007 Incentive Plan was $18.13 per share, the closing price of the common stock as reported by the Nasdaq Stock Market (Nasdaq Global Select Market).

Equity Compensation Plan Information

The following table gives information about shares of the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of December 31, 2006.

The following table gives information about shares of the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of December 31, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders (1)	771,384	$11.95	174,218
Equity compensation plans not approved by security holders(2)	—	—	—
Total	771,384	N/A	174,218

(1)     GB&T Bancshares 1997 Stock Incentive Plan

(2)     N/A

CORPORATE GOVERNANCE

Independence of Board of Directors

The business and affairs of the Company are under the direction of the Company’s Board of Directors. The Board of Directors has affirmatively determined that the majority of the Board (11 of 13) is comprised of “independent directors” within the meaning of the Nasdaq Stock Market rules governing director independence. The independent directors are:  Mr. Cagle, Dr. Darden, Mr. Foster, Mr. Hewett, Mr. Lester, Dr. Maxwell, Mr. Mansour, Mr. Moore, Mr. Wayne, Ms. Williams, and Mr. Wilheit.

To be considered independent, the director (or a family member of the director) cannot:

•                                          have been employed by the Company or a subsidiary in the last three years;

•                                          have accepted, in the last three years, any payments from the Company or a subsidiary in excess of $100,000 during any twelve-month period, other than the following:

•                  compensation for board or board committee service;

•                  payments arising solely from investments in the Company’s securities;

•                  compensation paid to a family member who is a non-executive employee of the company or a subsidiary of the company;

•                  benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•                  loans from a financial institution where the loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, and did not involve more than a normal degree of risk or other unfavorable factors; or

•                  payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, provided such payments were made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with the general public;

•                                          be a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made or received payments for property or services in the current or any of the past three fiscal years exceeding 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

•                  payments arising solely from investments in the company’s securities; or

•                  payments under non-discretionary charitable contribution matching programs.

•                                          have a relationship that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;

•                                          be an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the Compensation Committee of the other entity; or

•                                          be a partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Under the bylaws of the Company, the Board of Directors has the authority to elect one or more Emeritus Directors on an annual basis.  The Board of Directors elected Messrs. Abit Massey, Don Carter, Larry Boggs, and Grady Coleman, all of whom except Mr. Boggs were organizing directors of the Company and its predecessor, Gainesville Bank & Trust as Emeritus Directors.  While Emeritus Directors have no vote or legal responsibility, all Emeritus Directors are interested in the Company’s performance and regularly attend Board meetings.

Meetings of the Board of Directors and Committees

The Company’s Board of Directors held 10 regular meetings during the fiscal year ended December 31, 2006. All directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees of which the director is a member.

The Company has not adopted a formal policy on Board members’ attendance at Annual Meetings of shareholders; although they are encouraged to attend.  All then-serving members of the Board attended the 2006 Annual Meeting of Shareholders.

The Board of Directors has a standing Executive Committee comprised of four directors.  The primary purpose of the Executive Committee is to act on behalf of the full Board between regularly scheduled Board meetings and assist the Board in developing and implementing corporate governance principles.  During 2006, the Executive Committee met 12 times.  Current members of the Executive Committee are Messrs. Hunt, Oliver, Wayne and Wilheit.

The Board of Directors has a standing Compensation Committee comprised of three independent directors.  The Compensation Committee is responsible for the administration of the Company’s compensation programs.  These programs include base salary for executive officers and both annual and long-term incentive compensation programs.  The Company has designed its compensation programs to provide a competitive level of total compensation and to include incentive and equity ownership opportunities linked to its performance and shareholder return.  During 2006, the Compensation Committee met three times.  Current members of the Compensation Committee are Messrs. Foster, Wayne and Wilheit.

The Compensation Committee acts under a written charter, which is available on the Company’s website at www.gbtbancshares.com under the heading “Investor Relations,” “Corporate Information” and “Governance Documents.”  For a description of the processes and procedures for consideration and determination of executive and director compensation, see the discussions under the headings “Compensation Discussion and Analysis” and “Director Compensation,” respectively.

The Board of Directors has a standing Audit Committee, composed of Messrs. Darden, Hewett, Mansour, Moore, Wilheit and Ms. Williams.  The Audit Committee held 11 meetings during the fiscal year ended December 31, 2006.  The Audit Committee, among other things, recommends to the Board of Directors the engagement of the independent accountants of the Company and reviews the scope and results of the audits and the internal accounting controls of the Company and its subsidiary banks.  The Audit Committee has selected and retained M & J as the Company’s independent public accountants for the fiscal year ending December 31, 2007, as discussed further in this Proxy Statement.

The Audit Committee acts under an amended and restated written charter, which is available on the Company’s website at www.gbtbancshares.com under the heading “Investor Relations,” “Corporate Information” and “Governance Documents”.

The Board of Directors has determined that Messrs. Darden, Hewett, Mansour, Moore, Wilheit and Ms. Williams are “independent” as required by applicable listing standards of the Nasdaq Stock Market and Rule 10A-3(b)(1) of the Exchange Act.  The Board of Directors has examined the SEC’s definition of “audit committee financial expert” and has determined that Ms. Williams meets these standards.  Accordingly, Ms. Williams has been designated by the Board as an audit committee financial expert.

The Board has a standing Nominating Committee comprised of four independent directors.  Current members are Messrs. Moore, Maxwell, Hewett and Wilheit.  The Nominating Committee’s charge is to review, on an as-needed basis, the qualifications of any recommended candidates for membership on the Board.  The Nominating Committee acts under a written charter, which is available on the Company’s website at www.gbtbancshares.com under the heading “Investor Relations,” “Corporate Information” and “Governance Documents.”

The Nominating Committee informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers, shareholders of the Company, and professionals in the financial services and other industries.  Following appropriate review by the Nominating Committee, the Board ascertains the willingness of selected individuals to serve and extends invitations to be nominated to serve as a Board member.  While the Nominating Committee does not prescribe any specific qualifications or skills that a nominee must possess, it considers factors such as the following:

•                  career experience, particularly experience that is germane to the Company’s business, such as banking and financial services, legal, human resources, finance and marketing experience;

•                  experience in serving on other boards of directors or in the senior management of companies that have faced issues generally of the level of sophistication that the Company faces;

•                  contribution to diversity of the Board of Directors;

•                  integrity and reputation;

•                  whether the candidate has the characteristics of an independent director;

•                  academic credentials;

•                  other obligations and time commitments and the ability to attend meetings in person; and

•                  current membership on the Company’s board.

The Nominating Committee does not assign a particular weight to these individual factors.  Similarly, the committee does not expect to see all (or even more than a few) of these factors in any individual candidate.  Rather, the committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing directors, will provide shareholders with a diverse and experienced Board of Directors.  With respect to the identification of nominee candidates, the committee has not developed a formalized process.  Instead, its members and the Company’s senior management generally recommend candidates whom they are aware of personally or by reputation.  The Company historically has not utilized a recruiting firm to assist in the process but could do so in the future.

The Nominating Committee will accept for consideration shareholders’ nominations for directors if made in writing by a shareholder entitled to vote in the election of directors.  To be timely for the 2008 Annual Meeting of Shareholders, the notice must be received within the time frame set forth in “Shareholder Proposals for Inclusion in Next Year’s Proxy Statement” on page 34 of this Proxy

Statement. To be in proper form, at a minimum, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and detailed information about the shareholder making the nomination and the person nominated for election.

Executive Sessions of Independent Directors

Our non-management, independent directors meet without management as needed prior to or following each regular meeting of the Board, and the Chairman of the Board may call for a meeting of non-management directors at any special meeting of the Board.  In 2006, the non-management directors held four executive sessions.

Code of Ethics

The Company’s Code of Ethics, as amended on April 17, 2004, applies to all of our directors, executive officers and employees.  The Code of Ethics is available on our website at www.gbtbancshares.com under the heading “Investor Relations,” “Corporate Information” and “Governance Documents.”  We intend to disclose any amendments to our Code of Ethics, and any waiver from a provision the Code of Ethics granted to our principal executive officer, principal financial and accounting officer or persons performing similar functions on our website at www.gbtbancshares.com under the heading “Investor Relations” and “Corporate Information” within four business days following such amendment or waiver.

Shareholder Communications to Board

The Company encourages shareholder communication with the Board of Directors.  Any shareholder who wishes to communicate with the Board or with any particular director, including any independent director, may send a letter to the Secretary of the Corporation at 500 Jesse Jewell Parkway, S.E., Gainesville, Georgia 30501, and the Secretary will deliver the unopened letter to the Board or particular director.  Any communication should indicate that you are a Company shareholder and clearly specify that it is intended to be made to the entire Board or to one or more particular director(s).  Any such communication will be forwarded to the Board or to a particular director by the Secretary.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has ever been an officer of the Company or was an officer or employee of the Company or any of the Banks during 2006. In addition, none of these individuals had any or have any relationship requiring disclosure under Item 404 of Regulation S-K.  During 31, 2006, (i) no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) no executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; and (iii) no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own 10% or more of the registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and 10% shareholders are required by regulations of the SEC to furnish the Company with copies of all of the forms they file under Section 16(a) of the Exchange Act.  To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2006, all directors, officers and 10% shareholders complied with all filing requirements under Section 16(a) of the Exchange Act.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

Management is responsible for the Company’s internal controls, financial reporting process, preparation of financial statements and compliance with laws and regulations and ethical business standards.  The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue an opinion as to the audited financial statements conformity to generally accepted accounting principles.  The Audit Committee’s responsibility is to monitor and oversee these processes and has the sole responsibility for the appointment, compensation and evaluation of the Company’s independent accountants.

Within this context, the Audit Committee has met and held discussions with management and the independent accountants.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.  The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC.

The foregoing report has been furnished by the Audit Committee of the Board of Directors.

The Audit Committee John W. Darden Bennie E. Hewett John E. Mansour James H. Moore Philip A. Wilheit Anna B. Williams

The foregoing report of the Audit Committee does not constitute soliciting material and  shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference in any such document.

EXECUTIVE OFFICERS

The executive officers of the Company are elected annually and serve at the pleasure of the Board of Directors.  The following sets forth each executive officer of the Company by name, age, the year first elected as an officer of the Company, position with the Company, and business experience for the past five years.

		Year First
Name	Age	Elected	Business Experience

Richard A. Hunt President and Chief Executive Officer	62	1987	Additional biographical information regarding Mr. Hunt, who is also a director, can be found under the heading of this proxy statement entitled “Proposal One: Election of Directors.”

Gregory L. Hamby Executive Vice President and Chief Financial Officer	52	1996

Mr. Hamby has been the Executive Vice President and Chief Financial Officer of the Company and Gainesville Bank & Trust since 2001. From 1996 to 2001, he served as Senior Vice President of the Company and Gainesville Bank & Trust, and from 1995 to 1996, he served as Vice President and Accounting Manager of Gainesville Bank & Trust. Mr. Hamby has served on the Boards of First National Bank of the South since October 2003 and First National Bank of Gwinnett since March 2005.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee, appointed by the Board of Directors, sets and administers the policies that govern the Company’s executive compensation programs, director compensation and various incentive and stock option programs.  Voting members of the Compensation Committee must meet SEC and Nasdaq independence requirements, although the Board of Directors may appoint non-independent directors to serve on the committee as ex-officio, non-voting members.

To assist with understanding the executive compensation tables beginning on page 29 of this proxy statement, the following discussion provides an overview and analysis of our compensation program and policies with respect to our named executive officers.

Objectives of our Compensation Program

The objectives of our compensation program are as follows:

•                  Attract a sufficient number of qualified executives to meet the needs of the company as defined by its strategic plans,

•                  Retain and motivate executives whose performance supports the achievement of our objectives,

•                  Provide total compensation that the individual believes is fair and equitable in the marketplace and has the highest perceived value to the Company’s shareholders,

•                  Provide opportunities that integrate pay with the Company’s annual and long-term performance goals,

•                  Encourage achievement of strategic objectives and creation of shareholder value,

•                  Recognize and reward individual initiative and achievements, and

•                  Maintain an appropriate balance between base salary and short- and long-term incentive opportunity.

Market Data and Use of Consultants

We compete for executive talent with national and regional banks of similar scope and shareholder returns.  While emphasis is placed on the internal equity of executive compensation relative to other managers and staff of the Company, the Compensation Committee strives to ensure that our executive officer compensation is competitive in the marketplace.  To assist in making its compensation decisions, the Compensation Committee has retained Matthews, Young - Management Consulting (“Matthews Young”) to review all forms of compensation to identify strengths, weaknesses and areas to improve upon.  The Compensation Committee reviews market data from surveys and in the future will rely on reports provided by Matthews Young.  In January 2007, at the request of the Compensation Committee, Matthews Young conducted a review of total compensation provided to the named executive officers and to the presidents of each subsidiary Bank (collectively, the “Management Team”) compared with banks in the following categories:

•                  13 financial institutions in southeastern United States with average assets of $1.872 billion,

•                  213 United States banks with assets of $1 billion to $4 billion,

•                  29 United States financial institutions with average assets of greater than $1.0 billion and assets at the 75th percentile of $2 billion, and

•                  16 United States financial institutions with assets of greater than $1.0 billion and assets at the 75th percentile of $1.964 billion, and

Specifically, Matthew Young has: (i) provided market data regarding compensation practices of the peer group described above; (ii) provided suggestions regarding various types and levels of base salaries, executive benefits, perquisites, long-term and short-term incentive compensation; and (iii) calculated the potential effects of various equity based compensation plans.  References to our “peer group” throughout this CD&A reflect the group described above.

After considering this data, the Compensation Committee determined that base salaries are generally somewhat below the median in the marketplace, with which we are comfortable given that we intend to offer significant incentives.  We are targeting annual cash incentive awards and long-term incentive awards for our Management Team above the median of a peer group of similar community banking companies, subject to internal equity review.

Allocation of Compensation Components

Under the Company’s compensation structure, the targeted allocation of base salary, bonus and equity compensation varies depending on the officer’s level within the organization.  The Compensation Committee has not established a defined range of potential compensation components as a percentage of total cash and equity, but in allocating compensation among these elements, the Compensation Committee aims to structure the compensation of the Company’s Management Team (including the Company’s named executive officers) in a way that will have the greatest ability to influence the Company’s performance.  Accordingly, a higher weighting of performance-based incentives are available to those officers having greater influence as compared to lower levels of management who receive a greater portion of their compensation in base salary.

Certain perquisites and other employee benefits are also provided to the Company’s named executive officers.  Additional information regarding each element of executive compensation is provided below.

Elements of Compensation

Our compensation program consists of the following elements: (i) base salary, (ii) annual cash incentive awards, (iii) long-term incentive awards, (iv) perquisites and other executive benefits and (v) change-in-control severance benefits.

Base Salary

The Compensation Committee views base salaries as necessary to recruit and retain executives, but recognizes that base salaries do not focus the Management Team on achieving strong performance.  The salaries of our Management Team are designed to provide a competitive level of compensation that is affordable to the company and fair to the executive.  Salaries are reviewed annually and adjustments, if any, are made based on the review of competitive salaries at our peer companies, as well as an evaluation of the individual officer’s responsibilities, job scope, and individual performance.  For example, we assess each officer’s performance with reference to his performance toward meeting objectives such as earnings, achievement of core deposit growth, successful execution of our capital plan, business conduct and integrity, and leadership and team building.

Matthews Young and the Compensation Committee reviewed salaries of positions similar to those held by the named executives within the peer groups.  Based on this review, Matthews Young and the Compensation Committee determined that our named executive officers’ salaries were below the median relative to comparable positions within the peer group.  The Compensation Committee also reviewed the multiple of executives’ base salaries relative to the next levels of management positions and all Company staff.  The Compensation Committee believes that base salaries can be somewhat below peer base salaries, as long as the gap is not so big as to make it difficult to attract and retain qualified executives.  However, some current base salaries are too far below peers and a smaller part of the mix than is appropriate given the Compensation Committee’s strategy.  Therefore, the Compensation Committee will likely increase some base salaries during 2007 in amounts to catch up with our growth.  The 2006 base salaries for each of our named executive officers are reflected in the Summary Compensation table on page 30 of this proxy statement.

The Compensation Committee has approved 2007 base salaries for our named executive officers in the following amounts: Mr. Hunt: $352,500, and Mr. Hamby: $202,000.  In arriving at these amounts, the Compensation Committee took into consideration the factors discussed above.  However, the Compensation Committee also considered that, in February 2007, after bonuses had been paid to our named executive officers, the Company revised its results for the fourth quarter of 2006 by increasing the Company’s allowance for loan losses by approximately $9.7 million, resulting in a reduction in net income of $5.9 million for the fourth quarter and year ended December 31, 2006.  Notwithstanding the fact that the revision related primarily to several loan relationships originated by the president of HomeTown Bank of Villa Rica in which numerous bank loan policies and procedures were not followed, the Compensation Committee deemed the most prudent course of action was to keep Mr. Hunt’s base pay the same as it was in 2006 and to provide a modest increase in Mr. Hamby’s base pay.

Annual Cash Incentive Awards

We believe that annual cash incentive awards focus our Management Team on the achievement of short-term objectives that are critical to achievement of our strategic plan.  Our continued success is derived from sustaining a balance between our short-term and our long-term objectives.  As a result, as we reach our short-term milestones, we believe our Management Team should be rewarded.

Our Management Team receives annual cash incentive awards under annual “Executive Incentive Plans,” which provide for target cash awards to certain members of our Management Team upon achievement of certain financial objectives.  We seek to ensure that annual cash incentive awards constitute a significant portion (35% to 55%) of each executive officer’s annual base salary based on the attainment of the annual performance objectives under the annual plans.

In December 2005, the Compensation Committee approved the 2006 performance objectives for the executive incentive plans for 2006.  These objectives come from line items in the proposed budget for the coming year.  Awards for Messrs. Hunt and Hamby were based on budgeted net income, loan growth, deposit growth, net charge-offs, efficiency ratio and safety and soundness ratings established by the Compensation Committee.

These performance objectives represent those metrics that we believe are of utmost importance for the long term growth of a high performing community bank.  The annual budgets from which many of the performance objectives tend to be practical but ambitious and aggressive, shaping our goals for maximum performance and efficiency.  As such, achieving 100% of the targeted cash bonus level is relatively difficult but not unrealistic.  Notwithstanding the budgeted targets and other performance objectives communicated to each member of the Management Team in each annual plan, the Compensation Committee ultimately has discretion to determine what, if any, cash bonus awards are granted, regardless of which performance objectives are or are not met.

The table below summarizes the financial measures (along with their respective weighting factors) for the 2006 cash bonus awards:

Financial Measure	Weighting Factor
Net Income	50%
Loan Growth	10%
Non Interest DDA	10%
Other Core Deposits	10%
Net Charge-offs	10%
Efficiency Ratio	5%
Safety and Soundness	5%

Based on the level of financial performance achieved in 2006, Messrs. Hunt and Hamby were eligible to receive a cash award equal to a percentage of their base salary.

	Hunt	Hamby
Maximum Percent of Base Salary for SuperiorLevel of Performance	55%	50%

In early 2007 and after reviewing the year-end financial reports, the Compensation Committee determined that the level of performance warranted Mr. Hunt and Mr. Hamby earning cash awards which approximated 75% and 83%, respectively, of their individually targeted awards.  Awards earned in 2006 by each of our named executive officers are reflected in the Bonus column of the Summary Compensation table on page 30 of this Proxy Statement.

Long-Term Incentive Awards

The Company believes that while short-term incentives are important, the value of our franchise is a long-term issue.  Therefore, we offer a set of incentives that balance executives’ motivations between achieving annual strategic objectives and building long-term value.  Toward that end, the Company offers long-term incentives in the form of stock options.  In order to retain flexibility, the Compensation Committee has not established rigid, periodic dates upon which awards will be made, and typically grants options on random dates throughout the year or as needed.  The Compensation Committee does not time the grant of options to take advantage of material non-public information, nor does the Compensation Committee take into account the prevailing trading prices of the Company’s common stock in the timing of awards in any way.  The option exercise price, or strike price, for any award is always set at the fair market value on the date of the grant.  Fair market value is defined as the closing price on the date of the grant.

New stock options were granted to our named executive officers during 2006 as follows:

Grant Date	Hunt	Hamby

2/20/2006	10,000	3,000

In January 2007, Matthews, Young  compared historical stock option grants with peer companies, normal guidelines, and our philosophy and strategy.  They found that we have been conservative with our long term incentive grants relative to all comparables.  The Company has few options remaining in the current 1997 Incentive Plan, but we also have fewer options outstanding than most of our peers.  Matthews, Young has recommended that we consider alternatives to stock options, such as performance and restricted stock.  We intend to provide for such awards under the 2007 Omnibus Long-Term Incentive Plan discussed elsewhere in this Proxy Statement.

Perquisites and Other Executive Benefits.

Perquisites.  We provide the following perquisites to our named executive officers: (i) personal use of company automobile or a car allowance, (ii) country club memberships and dues; and (iii) cell phones.

We believe these perquisites serve a dual purpose.  They are competitive with companies in our peer group, and they also facilitate the officer’s ability to work outside our corporate headquarters by assisting with travel and providing an external location to conduct business.

For information on the incremental cost of these perquisites, see footnotes 3 and 4 to the Summary Compensation Table on page 30 of this proxy statement.

The Compensation Committee believes that the primary purpose of providing perks is to assist an employee to execute their responsibilities effectively.  Since most perks also provide some personal facility, we recognize the cost of the perks as compensation.  Philosophically, we see no need to be a leader in offering perks to our executives, but we will evaluate the value to both the Company and executive when they become common in our industry.  Currently, we have no program for controlling the nature and cost of perks other than the Compensation Committee’s discretion.

Retirement Benefits.  We maintain supplemental executive retirement agreements (“SERPs”) under an Executive Salary Continuation Plan with Messrs. Hunt and Hamby.  The Compensation Committee provides SERPs to address the issues of internal and external equity in terms of retirement benefits offered to all employees at the Company as a percentage of final average pay and executives in our peer group. It is the Compensation Committee’s desire to fairly compensate executives and provide competitive retirement benefits given the restrictions on executives within tax qualified plans.

Some of our current SERP plans are not performing as desired which has resulted in inequities, and we have asked Matthews, Young to study alternative approaches during 2007.

We also offer a 401(k) plan to eligible employees (including the Management Team).   The 401(k) plan allows participants to defer a portion of their compensation and provides that the Company may match a portion of the participants’ deferred compensation.  In 2006, the Company matched 51.62% of eligible contributions up to an annual threshold equal to 6% of a participant’s total compensation.

Our executives are also eligible to participate in the Company’s other benefit plans on the same terms as other employees.  These plans include paid vacation leave, medical and dental insurance, annual physical examinations, employee assistance programs, employee and dependent group term life insurance, and employee and spousal disability insurance.

Potential Payments Upon Termination or Change in Control

The Company has employment agreements with Mr. Hunt and Mr. Hamby that begin on the effective date of any “change in control” of the Company.  The terms of these agreements regarding potential payments upon termination after a change in control of the Company are essentially the same.  These executives have helped to build the Company into the successful franchise that it is today, and the Compensation Committee believes that it is important to protect these officers in the event of a change in control.  Further, it is the Compensation Committee’s belief that the interests of shareholders will be best served if the interests of executive management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of executive management to pursue potential change in control transactions that may be in the best interests of shareholders.

For purposes of these benefits, a change in control is deemed to occur, in general, upon (a) the closing of any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition of beneficial ownership (as such term is defined under the Exchange Act rules) by any person or entity or any group (except the Board of Directors of the Company as it exists on the date of execution of the agreement) or other persons or entities acting in concert, of 50% or more of the outstanding shares of common stock of the Company; or (b) the closing of any sale of all or substantially all of the assets of the Company.

In the event of a change in control of the Company, the terms of the employment agreements become in effect for a period of 36 months for Mr. Hunt and 24 months for Mr. Hamby.  Compensation under the agreements includes:

•                  a total annual salary at least equal to the average of the compensation (base salary and incentive bonus) the officer has received for the three calendar years preceding the effective date, payable in semi-monthly installments payable on the 15th and last day of each month;

•                  health insurance and health benefits under the same terms and conditions as all other employees of the Company during the term of the agreement;

•                  eligibility to participate in the 401(k) Plan on the same terms and conditions as provided for all employees at the senior vice-president level or higher at the Company;

•                  the same number of weeks paid vacation as the officer was entitled to under the terms and conditions of his employment immediately preceding the event constituting the change in control of the Company; and

•                  other fringe benefits that the officer was receiving under the terms and conditions of his employment immediately prior to the event constituting change in control of the Company.

Under the agreement, the officer’s employment may be terminated:

•                  by the Company for “cause” (such as a material breach of the employment agreement, gross negligence or willful misconduct by the officer or conviction of a felony, misdemeanor involving moral turpitude, or fraud), without further obligation and for monies already paid;

•                  by the Company for any reason other than “cause”, in which case the Company will have  pay to the officer a sum equal to the compensation above for the period remaining in the agreement, which payment shall be made in a lump sum due not later than 15 days after the last to occur of the date of any closing in which change in control takes place and the date upon which the officer is given notice by the Company that his employment is terminated; and

•                  by the officer upon two weeks’ notice to the Company which, if terminated within 90 days of the effective date of the change in control, will entitle the officer to the compensation above, to be paid in a lump sum.  In the event officer elects to terminate more than 90 days after the effective date of a change in control, he will receive no further salary or other benefits.

The following table summarizes in tabular form the potential post-employment payments due to the executive officers if the employment agreements discussed above become effective upon a change in control of the Company, assuming the change of control and the events occurred on the last business day of the last fiscal year.

	Termination by the Company for “cause”	Termination by the Company for any reason during the term other than for “cause”	Termination by the officer within 90 days of the change in control	Termination by the officer past 90 days of the change in control	Death or Disability
Name	($)	($)	($)	($)	($)

Richard A. Hunt	0	1,410,915	1,410,915	0	0

Gregory L. Hamby	0	490,862	490,682	0	0

Stock Trading Policies

Executives and other employees may not engage in any transaction in which they may profit from short-term speculative swings in the value of the company’s securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to ensure compliance with all insider-trading rules.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of it five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Annual cash incentive awards, long-term incentive awards and stock option awards are performance-based compensation meting these requirements and are fully deductible. Thus far, none of our Management Team has received compensation in excess of the Section 162(m) limitation and therefore, all compensation has been fully deductible.

Summary Compensation Table

The following table sets forth certain information for 2006 fiscal year concerning compensation paid by the Company to its President and Chief Executive Officer and Chief Financial Officer.

	Salary(1)	Bonus(2)	Option Awards	Change in Pension Value	All Other Compensation		Total
Name and Principal Position	($)	($)	($)(3)	($)(4)	($)		($)

Richard A. Hunt
President and Chief Executive Officer	352,500	146,499	31,419	40,404	64,039	(5)	634,861

Gregory L. Hamby
Executive Vice President and Chief Financial Officer	190,000	78,964	17,158	3,795	21,810	(6)	311,727

(1)   Each of the named executives contributed a portion of his salary to the Company’s 401(k) plan, which amounts are not deducted from the salary amounts indicated.

(2)   These annual cash bonuses were paid in the first quarter of 2007 for performance in 2006.

(3)   This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to each of the named executive officers, in 2006 as well as prior fiscal years, in accordance with SFAS 123R. For additional information on the valuation assumptions with respect to the 2006 grants, refer to Note 12 of the Company’s financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to 2006, refer to the note on Stock-Based Compensation for the Company’s financial statements in the Form 10-K for the respective year-end. See the Grants of Plan-Based Awards Table for information on options granted in 2006. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(4)   This column represents the sum of the change in pension value and non-qualified deferred compensation earnings in 2006 for each of the named executive officers. See the Pension Benefits Table on page 32 for additional information, including the present value assumptions used in this calculation.

(5)   Includes $44,800 in director fees; $6,600 in 401(k) plan match; $493 in automobile allowance; $1,750 in contributions to the stock purchase plan; $4,596 in social club dues; and $5,800 in life insurance premiums.

(6)   Includes $12,000 in director fees; $6,600 in 401(k) plan match; $1,750 in contributions to the stock purchase plan; and $1,460 in Life insurance premiums.

Grants of Plan-Based Awards

The following table sets forth information about grants of plan-based awards granted to the named executive officers in 2006.  All options reflected in the table were granted under the Company’s 1997 Incentive Plan.  The exercise price of the options reflects the closing price of the Company’s common stock on the grant date.

		All Other Option Awards: Number of Securities Underlying Options(1)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(2)
Name	Grant Date	(#)	($/sh)	($)

Richard A. Hunt
President and Chief Executive Officer	2/20/2006	10,000	21.66	25,900

Gregory L. Hamby
Executive Vice President and Chief Financial Officer	2/20/2006	3,000	21.66	7,770

(1)   This column shows the number of stock options granted in 2006 to the named executive officers. These options vest and become exercisable ratably in five equal annual installments, beginning on February 20, 2007, one year after the grant date.

(2)   This column shows the full grant date fair value of stock options under SFAS 123R.  The full grant date fair value is the amount that the Company would expense in its financial statements over the award’s vesting schedule. See footnote 3 of the Summary Compensation Table for a discussion of fair value calculation related to the stock options.

Outstanding Equity Awards at December 31, 2006

The following table includes certain information with respect to the unexercised options held by the named executive officers at December 31, 2006.  The listed stock option grants were approved by the Board of Directors under the Company’s 1997 Incentive Plan to each of the named executive officers listed.  The option exercise prices are based on the closing price of the Company’s common stock listed on Nasdaq on the grant date.  The options granted in 1997 vest at a rate of 10% per year, and all other options in the table vest at a rate of 20% per year, in each case beginning on the first anniversary of the option grant date.

	Option Awards
	Option Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration
Name	Date	(#)	(#)	($)	Date

Richard A. Hunt	9/30/97	—	6,250	8.64	09/30/2007
President and Chief	10/28/02	20,000	5,000	13.72	10/28/2012
Executive Officer	2/20/06	—	10,000	21.66	02/20/2016

Gregory L. Hamby	9/30/97	17,875	3,125	8.64	09/30/2007
Executive Vice President	10/28/02	6,250	—	10.92	07/16/2011
and Chief Financial	2/21/05	1,000	4,000	23.50	02/21/2015
Officer	2/20/06	—	3,000	21.66	02/20/2016

Option Exercises Table

The following table sets forth certain information regarding the exercise of stock options during 2006 by the persons named in the Summary Compensation Table and the value realized on the exercise of such options and the value of vested shares held by such persons at the end of such fiscal year.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Richard A. Hunt President and Chief Executive Officer	13,250	$173,195

Gregory L. Hamby Executive Vice President and Chief Financial Officer	—	—

(1)  “Value Realized” is based on the difference between the market price of our common stock on the date of exercise and the exercise price multiplied by the number of shares.  On October 3, 2006, Mr. Hunt exercised 7,000 options, and on April 19, 2006, he exercised 6,250 options, all with an exercise price of $8.64.  The closing price of our common stock as reported by the Nasdaq Stock Market (Nasdaq Global Select Market) on April 19, 2006 and October 3, 2006 were $22.65 and $20.66, respectively.

Pension Benefits Table

The following table sets forth certain information regarding plans that provide for payments or other benefits at, following or in connection with retirement.

		Number of Years of Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During 2006
Name	Plan Name	(#)	($)	($)

Richard A. Hunt
President and Chief Executive Officer	Executive Salary Continuation Plan	19	388,333	—

Gregory L. Hamby
Executive Vice President and Chief Financial Officer	Executive Salary Continuation Plan	9	62,915	—

(1)  Computed as of the same pension plan measurement date as used for 2006 financial statement reporting purposes.

(2)  The Present Value of Accumulated Benefit was calculated using the assumptions that were used for 2006 financial statement reporting purposes, including a 6.75% discount rate.

Director Compensation

The following table summarizes in tabular form the compensation awarded to, earned by, or paid to the Company’s directors other than Mr. Hunt, whose compensation for services rendered as a director is reported in the Summary Compensation Table above, for 2006.

Name	Fees Earned or Paid in Cash(1) ($)	All Other Compensation(2) ($)	Total ($)
Lowell S. (Casey) Cagle	18,600	—	18,600
Dr. John W. Darden	31,000	1,750	32,750
William A. Foster, III	25,200	1,750	26,950
Bennie E. Hewett	29,900	1,750	31,650
James L. Lester	24,000	1,750	25,750
John E. Mansour	29,550	—	29,550
Dr. T. Alan Maxwell	20,600	1,750	22,350
James H. Moore	39,350	1,750	41,100
Samuel L. Oliver	37,500	1,750	39,250
Alan A. Wayne	39,250	1,740	40,990
Philip A. Wilheit	44,950	1,750	46,700
Anna B. Williams	17,900	—	17,900

(1)  Includes cash payment for service on the Company’s Board and subsidiary Bank Boards, if any.

(2)  Consists of matching contributions to the stock purchase plan. Under that plan, all full-time employees and directors of the Company or a Bank are eligible to participate in the plan. The Company matches payroll deductions (for employees) and direct contributions at a rate of 50% of the amount contributed.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management certain Compensation Discussion and Analysis contained in this Proxy Statement and, based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis  be included in this Proxy Statement and in the Annual Report on Form 10-K for the year ended December 31, 2006.

Compensation Committee Philip A. Wilheit Alan A. Wayne William A. Foster III

The foregoing report of the Compensation Committee does not constitute soliciting material and  shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference in any such document.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of the officers, directors and shareholders of the Company named in this Proxy Statement and the Banks, and affiliates of such persons, have from time to time engaged in banking transactions with the Banks. Such persons are expected to continue these transactions in the future. Any loans or other extensions of credit made by the Bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2006, loans to officers, directors, and shareholders of the Company named in this Proxy Statement and the Bank amounted to an aggregate of approximately $28,492,000.

Samuel L. Oliver, a director of the Company, is a partner in the law firm of Hulsey, Oliver & Mahar, LLP, Gainesville, Georgia, (“Hulsey Oliver”) which firm served as legal counsel to the Company in 2006.  During 2006, the Company paid an aggregate of $228,369.19 in legal fees to Hulsey Oliver.  It is anticipated that this firm will also provide legal services to the Company and the Banks during 2007.

Alan Wayne is the first cousin of Scott Wayne, who is Senior Vice President of Gainesville Bank & Trust and President of the Bank of Athens division of Gainesville Bank & Trust and Eddie Wayne, who is Senior Vice President and Corporate Lending Officer of Mountain State Bank.

All related party transactions are subject to review by the full Board of Directors.  We believe that the terms for all related party transactions are at least as favorable as those that could be obtained from a third party.  Nasdaq Listing Standards Rule 4350(h) requires the Company to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and further requires all such transactions to be approved by the Company’s Audit Committee or another “independent body” of the Board of Directors.  The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds $120,000, and in which any director, director nominee, or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the proposals referred to herein.  If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR’S
PROXY STATEMENT

Proposals of shareholders intended to be presented at the Company’s 2008 Annual Meeting of Shareholders must be received by the Company by December 20, 2007 in order to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting.  Such proposals should be directed to the attention of Alan A. Wayne, Secretary, GB&T Bancshares, Inc., P.O. Box 2760, Gainesville, Georgia 30503.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
AT NEXT YEAR’S ANNUAL MEETING

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2008 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if the Company:  (i) receives notice of the proposal before the close of business on March 4, 2008 and advises shareholders in the 2008 proxy statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on March 4, 2008.  Notices of intention to present proposals at the 2007 Annual Meeting of Shareholders should be addressed to Alan A. Wayne, Secretary, GB&T Bancshares, Inc., P.O. Box 2760, Gainesville, Georgia 30503.

ANNUAL REPORTS

Consolidated financial statements for the Company are included in the Annual Report on Form 10-K filed with the SEC, 100 F Street N.E., Washington, D.C. 20549, a copy of which is enclosed herewith.  Additional copies of the 2006 Form 10-K (excluding exhibits) will be furnished, without charge, by writing to GB&T Bancshares, Inc., Attention: Secretary, P.O. Box 2760, Gainesville, Georgia 30503.  A copy of the 2006 Form 10-K is also available on the SEC’s Internet site at http://www.sec.gov.

APPENDIX A

GB&T BANCSHARES, INC.
2007 OMNIBUS LONG-TERM INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1.                              GENERAL.  The purpose of the GB&T Bancshares, Inc. 2007 Omnibus Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of GB&T Bancshares, Inc. (the “Company”), by linking the personal interests of employees, officers and directors of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.  Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers and directors of the Company and its Affiliates.  Finally, the Plan is intended to provide a long-term balance for incentives to achieve short-term objectives.

ARTICLE 2
DEFINITIONS

2.1.                              DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context.  The following words and phrases shall have the following meanings:

(a)                                  “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)                                 “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)                                  “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.  Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan.  The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)                                 “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e)                                  “Board” means the Board of Directors of the Company.

(f)                                    “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such

Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, material breach by the Participant of any published Company code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Georgia law.  The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g)                                 “Change in Control” means and includes the occurrence of any one of the following events:

(i)                                     The closing of any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition of beneficial ownership (as such term is defined under the rules and regulations promulgated under the Securities and Exchange Act of 1934, as Amended) by any person or entity or any group (except the Board of Directors of the Holding Company as it exists on the date of execution of this Agreement) or other persons or entities acting in concert, of 50 percent or more of the outstanding shares of common stock of the Holding Company.

(ii)                                  The closing of any sale of all or substantially all of the assets of the Holding Company.

(h)                                 “Code” means the Internal Revenue Code of 1986, as amended from time to time.  For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i)                                     “Committee” means the committee of the Board described in Article 4.

(j)                                     “Company” means GB&T Bancshares, Inc., a Georgia corporation, or any successor corporation.

(k)                                  “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations.  Continuous Status as a Participant shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.  Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.

(l)                                     “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(m)                               “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections, which right may be subject to certain restrictions but is not subject to risk of forfeiture.

(n)                                       “Disability” shall mean the Participant’s inability as a result of physical or mental incapacity to substantially perform his duties for the Company on a full-time basis for a period of six (6) months. The determination of whether the Participant suffers a Disability shall be made by a physician acceptable to both the Participant and the Company.  If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code.  In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o)                                 “Dividend Equivalent” means a right granted to a Participant under Article 12.

(p)                                 “Effective Date” has the meaning assigned such term in Section 3.1.

(q)                                 “Eligible Participant” means an employee, officer or director (including advisory and emeritus directors) of the Company or any Affiliate.

(r)                                    “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s)                                  “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(t)                                    “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock.

(u)                                 “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, severance or similar agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, give such term in the applicable Award Certificate.  If not defined in each such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(v)                                 “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process.  Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(w)                               “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(x)                                   “Independent Directors” means those members of the Board of Directors who qualify at any given time as “independent” directors under Nasdaq Marketplace Rule 4200, “non-employee” directors under Rule 16b-3 of the 1934 Act, and “outside” directors under Section 162(m) of the Code.

(y)                                 “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(z)                                   “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(aa)                            “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(bb)                          “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(cc)                            “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(dd)                          “Participant” means a person who, as an employee, officer or director of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ee)                            “Performance Award” means any award granted under the Plan pursuant to Article 10.

(ff)                                “Performance-Based Cash Award” means a cash award granted to a Participant under Section 10.2 to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.  Grants of such Performance-Based Cash Awards may be made in accordance with the terms, conditions and parameters of a sub-plan, if any, as in effect from time to time.

(gg)                          “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(hh)                          “Plan” means the GB&T Bancshares, Inc. 2007 Omnibus Long-Term Incentive Plan, as amended from time to time.

(ii)                                  “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(jj)                                  “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(kk)                            “Restricted Stock Award” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(ll)                                  “Restricted Stock Unit Award” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(mm)                      “Retirement” means a Participant’s voluntary termination of employment with the Company or an Affiliate after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question, after attaining age 65 with at least five years of service with the Company or its Affiliates.

(nn)                          “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(oo)                          “Shares” means shares of the Company’s Stock.  If there has been an adjustment or substitution pursuant to Section 15.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.

(pp)                          “Stock” means the no par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Section 15.1.

(qq)                          “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(rr)                                “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(ss)                            “1933 Act” means the Securities Act of 1933, as amended from time to time.

(tt)                                “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1.                              EFFECTIVE DATE.  The Plan shall be effective as of the date it is last approved by both the Board and the shareholders of the Company (the “Effective Date”).

3.2.                              TERMINATION OF PLAN.  The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein.  The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan.  Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

ARTICLE 4
ADMINISTRATION

4.1.                              COMMITTEE.  The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board.  It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award.  However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.  The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.  Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan.  The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes.  To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.  To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2.                              ACTION AND INTERPRETATIONS BY THE COMMITTEE.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate.  The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3.                              AUTHORITY OF COMMITTEE.  Except as provided in Section 4.1 and 4.4 hereof, the Committee has the exclusive power, authority and discretion to:

(a)                                  Grant Awards;

(b)                                 Designate Participants;

(c)                                  Determine the type or types of Awards to be granted to each Participant;

(d)                                 Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)                                  Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, subject to and in accordance with Article 11 (as to Qualified Performance-Based Awards) or Article 14;

(f)                                    Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g)                                 Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(h)                                 Decide all other matters that must be determined in connection with an Award;

(i)                                     Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)                                     Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k)                                  Amend the Plan or any Award Certificate as provided herein; and

(l)                                     Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

4.4.                              DELEGATION.

 (a)       Administrative Duties.  The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(b)         Special Committee.  The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award.  The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5.                              AWARD CERTIFICATES.  Each Award shall be evidenced by an Award Certificate.  Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1.                              NUMBER OF SHARES.  Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,000,000.  The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,000,000.

5.2.                              SHARE COUNTING.  Shares covered by an Award shall be debited from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a)          To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, in whole or in part, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b)         Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan. In addition, to the extent than an Award initially may be settled in Shares but ultimately is settled in cash, the Shares subject to such Award will again be available for issuance pursuant to Awards granted under the Plan.

(c)          If Shares (including shares issued on the date of grant of an Award) are tendered to the Company (by either actual delivery or by attestation), or are withheld from the Award, to satisfy the exercise price or tax liability resulting from an Award, such tendered or withheld shares shall be deemed to have been delivered to the Participant for purposes of determining the maximum number of Shares available for delivery under the Plan (and such shares shall not be added back to the Plan share reserve).

(d)         Substitute Awards granted pursuant to Section 14.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3.                              STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.                              LIMITATION ON AWARDS.  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1):

(a)          Options.  The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 100,000.

(b)         SARs.  The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 100,000.

(c)          Restricted Stock or Restricted Stock Units.  The maximum aggregate number of Shares underlying of Awards of Restricted Stock or Restricted Stock Units under the Plan in any 12-month period to any one Participant shall be 100,000.

(d)         Performance-Based Cash Awards.  The maximum aggregate amount awarded or credited with respect to Performance-Based Cash Awards under the Plan to any one Participant in any 12-month period shall be $500,000.

(e)          Other Stock-Based Awards.  The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any 12-month period to any one Participant shall be 100,000 Shares.

ARTICLE 6
ELIGIBILITY

6.1.                              GENERAL.  Awards may be granted only to Eligible Participants.  Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.  Eligible Participants who are employees of an Affiliate may only be granted Options or SARs to the extent that the Affiliate is part of: (i) the Company’s controlled group of corporations, or (ii) a trade or business under common control with the Company, as of the Grant Date, as determined within the meaning of Code Section 414(b) or 414(c), and substituting for this purpose ownership of at least 50% (or 20% in the case of an Option or SAR granted to an employee of a joint venture partner based on “legitimate business criteria” within the meaning of Code Section 409A), of the Affiliate to determine the members of the controlled group of corporations and the entities under common control.

ARTICLE 7
STOCK OPTIONS

7.1.                              GENERAL.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)                                  EXERCISE PRICE.  The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an

Option issued as a substitute Award pursuant to Section 14.11) shall not be less than the Fair Market Value as of the Grant Date.

(b)                                 PROHIBITION ON REPRICING.  Except as otherwise provided in Section 15.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c)                                  TIME AND CONDITIONS OF EXERCISE.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e).  The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)                                 PAYMENT.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(e)                                  EXERCISE TERM.  Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f)                                    NO DEFERRAL FEATURE.  No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option, or the time the Stock acquired pursuant to the exercise of the Option first becomes substantially vested.

7.2.                              INCENTIVE STOCK OPTIONS.  The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code.  If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1.                              GRANT OF STOCK APPRECIATION RIGHTS.  The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)                                  RIGHT TO PAYMENT.  Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1)                                        The Fair Market Value of one Share on the date of exercise; over

(2)                                        The base price of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)                                 PROHIBITION ON REPRICING.  Except as otherwise provided in Section 15.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c)                                  EXERCISE TERM.  Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d)                                 NO DEFERRAL FEATURE.  No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise of the SAR, or the time any Stock acquired pursuant to the exercise of the SAR first becomes substantially vested.

(e)                                  OTHER TERMS.  All SARs shall be evidenced by an Award Certificate.  Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9
RESTRICTED STOCK, RESTRICTED STOCK UNITS
AND DEFERRED STOCK UNITS

9.1.                              GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS.  The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.  An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2.                              ISSUANCE AND RESTRICTIONS.  Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.  Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units.  Unless otherwise provided in the applicable Award Agreement, Awards of Restricted Stock will be entitled to full dividend rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

9.3.                              FORFEITURE.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.4.                              DELIVERY OF RESTRICTED STOCK.  Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant.  If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10
PERFORMANCE AWARDS

10.1.                        GRANT OF PERFORMANCE AWARDS.  The Committee is authorized to grant any Award under this Plan with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee.  The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3.  All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2.                        PERFORMANCE-BASED CASH AWARDS.  In addition to other Performance Awards, the Committee is authorized to grant Performance-Based Cash Awards.  The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time an amount of cash variable and conditioned upon the satisfaction of the performance goals in the Award and the other terms and conditions thereof as may be selected by the Committee.  Grants of such Performance-Based Cash Awards may be made in accordance with the terms, conditions and parameters of a sub-plan, if any, as in effect from time to time.

10.3.                        PERFORMANCE GOALS.  The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee.  Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.  The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 11
QUALIFIED PERFORMANCE-BASED AWARDS

11.1.                        OPTIONS AND STOCK APPRECIATION RIGHTS.  The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

11.2.                        OTHER AWARDS.  When granting any other Award, including Performance-Based Cash Awards, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption.  If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

Revenue

Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures, whether before or after taxes)

Earnings (earnings per share, or other corporate earnings measures)

Net income (before or after taxes, operating income or other income measures)

Net interest margin

Cash (cash flow, cash generation or other cash measures)

Stock price or performance

Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

Economic value added

Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

Market share

Improvements in capital structure

Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

Business expansion or consolidation (acquisitions and divestitures)

Productivity measures

Cost reduction measures

Strategic plan development and implementation

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate.  Any member of a comparator group or an index that disappears during a measurement period shall be disregarded for the entire measurement period.  Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3.                        PERFORMANCE GOALS.  Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death, Retirement or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period.

11.4.                        INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA.  The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance will include or exclude any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5.                        CERTIFICATION OF PERFORMANCE GOALS.  Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.  Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6.                        AWARD LIMITS.  Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

ARTICLE 12
DIVIDEND EQUIVALENTS

12.1.                        GRANT OF DIVIDEND EQUIVALENTS.  The Committee is authorized to grant Dividend Equivalents with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee.  Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to a Full Value Award, as determined by the Committee.  The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested.  Unless otherwise provided in the applicable Award Agreement, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 13
STOCK OR OTHER STOCK-BASED AWARDS

13.1.                        GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries.  The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS

14.1.                        TERM OF AWARD.  The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten years from its Grant Date.

14.2.                        FORM OF PAYMENT FOR AWARDS.  At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine.  In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions.  Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee; provided, however, that no payment of Awards shall be made earlier than the first date that such payment may be made without causing a violation of Section 409A of the Code.

14.3.                        LIMITS ON TRANSFER.  No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate.  No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4.                        BENEFICIARIES.  Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

14.5.                        STOCK TRADING RESTRICTIONS.  All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6.                        ACCELERATION UPON DEATH OR DISABILITY.  Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Status as a Participant by reason of death or Disability, (i) all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of termination.  Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7.                        EFFECT OF A CHANGE IN CONTROL.  Except as otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award, upon the occurrence of a Change in Control, (i) all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, and (ii) all time-based vesting restrictions on outstanding Awards shall lapse.  Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, the target payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be prorata payout to Participants within thirty (30) days following the effective date of the Change in Control based upon the length of time within the  performance period that has elapsed prior to the Change in Control.

14.8.                        ACCELERATION FOR ANY OTHER REASON.  Regardless of whether an event has occurred as described in Section 14.6 or 14.7 above, and subject to Article 11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare.  The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8.  Notwithstanding anything in the Plan, including this Section 14.8, the Committee may not accelerate the payment of any Award if such acceleration would violate Section 409A(a)(3) of the Code.

 14.9.                     FORFEITURE EVENTS.  The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

14.10.                  SUBSTITUTE AWARDS.  The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation.  The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15
CHANGES IN CAPITAL STRUCTURE

15.1.                        MANDATORY ADJUSTMENTS.  In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.  Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable.  Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2                           DISCRETIONARY ADJUSTMENTS.  Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing.  The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3                           GENERAL.  Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2.  To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION

16.1.                        AMENDMENT, MODIFICATION AND TERMINATION.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan,

(ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2.                        AWARDS PREVIOUSLY GRANTED.  At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)                                  Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)                                 The original term of an Option or SAR may not be extended without the prior approval of the shareholders of the Company;

(c)                                  Except as otherwise provided in Section 15.1, the exercise price of an Option or SAR may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d)                                 No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.  An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3.                        COMPLIANCE AMENDMENTS.  Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.  By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17
GENERAL PROVISIONS

17.1.                        RIGHTS OF PARTICIPANTS.

(a)                                  No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan.  Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)                                 Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)                                  Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d)                                 No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2.                        WITHHOLDING.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan.  With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.  All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3.                      SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)                                  Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason the occurrence of a Change in Control or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise.  In addition, the payment or distribution of any amount or benefit by reason of a “separation from service” to any person who is a “specified employee” (as defined in  Code Section 409A) shall be delayed for such period of time, if any, as may be required to avoid a violation of Code Section 409A.  This Section 17.3 does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Certificate.

(b)                                 Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent necessary to avoid the application of Section 409A of the Code, (i) the Committee may not amend an outstanding Option, SAR or similar Award to extend the time to exercise such Award beyond the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the Award would otherwise have expired if the Award had not been extended, based on the terms of the Award at the original Grant Date (the “Safe Harbor Extension Period”), and (ii) any purported extension of the exercise period of an outstanding Award beyond the Safe Harbor Extension Period shall be deemed to be an amendment to the last day of the Safe Harbor Extension Period and no later.

17.4.                        UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.  This Plan is not intended to be subject to ERISA.

17.5.                        RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

17.6.                        EXPENSES.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7.                        TITLES AND HEADINGS.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8.                        GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9.                        FRACTIONAL SHARES.  No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10.                  GOVERNMENT AND OTHER REGULATIONS.

(a)                                  Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)                                 Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee.  Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.  The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled.  The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11.                  GOVERNING LAW.  To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Georgia.

17.12.                  ADDITIONAL PROVISIONS.  Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

17.13.                  NO LIMITATIONS ON RIGHTS OF COMPANY.  The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.  The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person.  If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

17.14.                  INDEMNIFICATION.  Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

The foregoing is hereby acknowledged as being the GB&T Bancshares, Inc. 2007 Omnibus Long-Term Incentive Plan as adopted by the Board on          , 2007 and by the shareholders on             , 2007.

GB&T BANCSHARES, INC.

By:
Name:
Title:

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	GB&T BANCSHARES, INC.

PROXY FOR 2007 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF GB&T BANCSHARES, INC.

The undersigned shareholder hereby appoints Douglas A. Carter and John W. Jacobs, III and each or either one of them, with full power of substitution, as Proxies to represent and to vote, as designated below, all of the shares of common stock of GB&T Bancshares. Inc. (the “Company”) held of record by the undersigned on March 28. 2007, at the Annual Meeting of Shareholders (the “2007 Annual Meeting”) to be held at the Gainesville Civic Center located at 830 Green Street, Gainesville, Georgia, on Thursday, May 17, 2007, at 5.00 p.m. local time, and at any adjournment or postponement thereof.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSALS:

Please be sure to sign and date	Date
this Proxy in the box below.

Shareholder sign above	Co-holder (if any) sign above

For	With- hold	For all Except

1. To reelect the following individuals (the “Nominees”) to serve as members of the Company’s Board of Directors until the 2008 Annual Meeting of Shareholders of the company and until their successors are duly elected and qualified;

☐	☐	☐

Nominees: Lowell S. (Casey) Cagle, Dr. John W. Darden, William A. Foster, III, Bennie E. Hewett, Richard A. Hunt, James L. Lester, John E. Mansour, Dr. T. Alan Maxwell, James H. Moore, Samuel L. Oliver, Alan A. Wayne, Philip A. Wilheit and Anna B. Williams.

Instructions: To withhold authority to vote for any individual Nominee, write that Nominee’s name in the following space provided.

	For	Against	Abstain
2. To ratify the appointment of Mauldin & Jenkins, LLC as the Company’s Independent registered public accounting firm (independent auditors) for the year ending December 31, 2007.	☐	☐	☐

3. To approve the GB&T Bancshares. Inc. 2007 Omnibus Long-Term Incentive Plan.	☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon such of the matters as may properly come before the 2007 Annual Meeting or any adjournment or posponement thereof.

This Proxy revokes all prior proxies with respect to the 2007 Annual Meeting and may be revoked prior to its exercise. No proposal is conditioned on or related to any other proposal.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1, FOR THE APPROVAL OF THE APPOINTMENT OF MAULDIN & JENKINS, LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2. FOR THE APPROVAL OF THE COMPANY’S 2007 OMNIBUS LONG-TERM INCENTIVE PLAN IN PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE 2007 ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Detach above card, sign, date and mail in postage paid envelope provided.

GB&T BANCSHARES, INC.

NOTE: If stock is held in the name of two or more persons, all must sign. When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
USING THE ENCLOSED ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.